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                                                                     Exhibit 24
                                                                     ----------





                      CONSENT OF INDEPENDENT AUDITORS
                      -------------------------------



 The Board of Directors
 Philadelphia Suburban Corporation



 We consent to incorporation by reference in the Registration Statements on Form S-8 (1994 Equity Compensation Plan No. 033-53689), (1994 Employee Stock Purchase Plan No. 033-52557), (1988 Stock Option No.33-27032), (1982 Stock Option Plan No.2-81757); on Form
 S-3D (Dividend Reinvestment and Optional Stock Purchase
 Plan) (No. 33-54943); and on Form S-3 (Customer Stock Purchase Plan) (No. 33- 54941) of Philadelphia Suburban Corporation of our report dated February 7, 1995, related to the consolidated balance sheets of Philadelphia Suburban Corporation and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of income and cash flows for each of the years in the three-year period ended December 31, 1994, which report is incorporated by reference in the December 31, 1994 Annual Report on Form 10-K of Philadelphia Suburban Corporation.




                                                       KPMG PEAT MARWICK LLP









 Philadelphia, Pennsylvania
 March 13, 1995